UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2015
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of QuickLogic Corporation (the “Company”) adjusted the fiscal year 2015 target compensation of Suping (Sue) Cheung, the Company’s Principal Accounting Officer and Corporate Controller. Retroactive to June 16, 2015, the date of Ms. Cheung’s appointment to the additional position of Principal Accounting Officer of the Company, Ms. Cheung will participate in the Company’s Executive Bonus Plan with a target bonus of 25% of her base salary of $200,081. In addition, the Committee approved an increase in Ms. Cheung’s equity-based incentive of 65,789 stock options and 15,723 restricted stock units to be awarded under the Company’s 2009 Stock Plan. The Board expects annually to reevaluate Ms. Cheung’s total target compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	QuickLogic Corporation

/s/ Andrew J. Pease

Andrew J. Pease President and Chief Executive Officer

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